SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report October 16, 2003
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

SIGNATURE
EXHIBIT INDEX
EX-99.1 News Release dated October 16, 2003
EX-99.2 Sector Statement of Income
EX-99.3 Consolidated Statement of Income
EX-99.4 Sector Balance Sheet
EX-99.5 Consolidated Balance Sheet
EX-99.6 Condensed Sector Statement of Cash Flows
EX-99.7 Condensed Consolid. Statmt. of Cash Flows
EX-99.8 Investor Presentation
EX-99.9 Fixed Income Presentation

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News Release dated October 16, 2003	Filed with this Report

Exhibit 99.2	Sector Statement of Income	Filed with this Report

Exhibit 99.3	Consolidated Statement of Income	Filed with this Report

Exhibit 99.4	Sector Balance Sheet	Filed with this Report

Exhibit 99.5	Consolidated Balance Sheet	Filed with this Report

Exhibit 99.6	Condensed Sector Statement of Cash Flows	Filed with this Report

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows	Filed with this Report

Exhibit 99.8	Investor Presentation	Filed with this Report

Exhibit 99.9	Fixed Income Presentation	Filed with this Report

Item 12. Results of Operations and Financial Condition.

     Our news release dated October 16, 2003 and supplemental financial information, concerning third quarter 2003 financial results, filed as Exhibits 99.1 through 99.9, respectively, to this report, are incorporated by reference herein.

     Ford Motor Company will conduct two conference calls on October 16, 2003 to review second quarter results.

     Don Leclair, Ford’s Group Vice President and Chief Financial Officer, will host a conference call with investors and the news media that will begin at 9:00 a.m. to review our third quarter results. Investors can hear this conference call by dialing 800-901-5218 (617-786-4511 for international dial-in) or on the Internet at www.shareholder.ford.com.

     Malcolm Macdonald, Ford’s Vice President and Treasurer, Jim Gouin, Ford’s Vice President and Controller, and David Cosper, Ford Motor Credit Company’s Chief Financial Officer, will host a second conference call with fixed income investors beginning at 11:00 a.m. Investors can access this conference call by dialing 800-901-5218 (617-786-4511) for international dial-in). The passcode for both numbers is a verbal response of “Ford Fixed Income”.

     Investors can access replays of these calls by visiting one of the following web sites: www.shareholder.ford.com or www.streetevents.com or by dialing 888-286-8010 (617-801-6888 for international dial-in), passcode 94736864 for the 9:00 a.m. call and passcode 87372722 for the 11:00 a.m. call. The times referenced above are Eastern Daylight Saving Time.

     Exhibits 99.1, 99.8 and 99.9 to this report contain certain “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures cover net pricing and operating cash flows in respect of our Automotive sector, and managed leverage and credit loss ratios in respect of our subsidiary, Ford Motor Credit Company (“Ford Credit”). Each of these non-GAAP financial measures is discussed below, including the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) and the reasons why we believe the presentation of the non-GAAP financial measure provides useful information to our investors.

     Net Pricing. Slide 18 of Exhibit 99.8 and slide 2 of Exhibit 99.9 state that our milestones are based, in part, on net pricing planning assumptions for 2003 of zero (base) and less than zero (full year outlook) in the United States (for Ford, Lincoln and Mercury brand vehicles) and 1% (base) and negative 1 to 2% (full year outlook) in Europe (for Ford brand vehicles), in each case at constant volume, mix and exchange rates, compared to 2002. These slides further indicate changes in net pricing of negative 0.9% and negative 1.9% in the United States and Europe, respectively, in the third quarter of 2003. Slide 6 of Exhibit 99.8 indicates that net pricing was negative $100 million in the third quarter of 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this net pricing measure is the period-over-period change in Automotive Sales. The period-over-period change in Automotive Sales is affected by changes in unit sales volume, product mix, foreign currency exchange rates, wholesale prices for vehicles sold and marketing incentives. The net pricing measure (which measures the combined effect of changes in wholesale prices and marketing incentives, while excluding the effects of changes in unit sales volumes, product mix, and foreign currency exchange rates) is useful to investors because it provides an indication of the underlying direction of changes in revenue in one performance measure. The change in Automotive Sales on a per unit basis in the third quarter of 2003 compared with the third quarter of 2002 was an increase of 7.1% for North America and an increase of 16.2% for Europe. The appendix (page 6 of 14) to Exhibit 99.8 contains a reconciliation of the change in net pricing in the third quarter of 2003 compared with the third quarter of 2002 to the change in Automotive Sales for the same periods.

     Operating Cash Flows. Slides 2 and 17 of Exhibit 99.8 and slide 1 of Exhibit 99.9 discuss our operating-related cash flows for the third quarter of 2003, and slide 18 of Exhibit 99.8 and slide 2 of Exhibit 99.9 discuss our milestone for operating-related cash flow for 2003. Slides 2 and 17 of Exhibit 99.8 and slide 1 of Exhibit 99.9 indicate that we had negative operating cash flow of $2.4 billion for the third quarter 2003. Slides 2, 17 and 18 of Exhibit 99.8 and slides 1 and 2 of Exhibit 99.9 indicate that we had negative operating cash flow of $100 million for the first three quarters of 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cash flow measure is Cash Flows from Operating Activities Before Securities Trading. The appendix (pages 13 and 14 of 14) to

Exhibit 99.8 contains a reconciliation of our non-GAAP operating cash flow measure and Cash Flows from Operating Activities Before Securities Trading. Cash Flows from Operating Activities Before Securities Trading was negative $900 million for third quarter 2003 and $4.9 billion for the first three quarters of 2003. We believe the non-GAAP operating cash flow measure is useful to investors because it includes cash flow elements not included in Cash Flows from Operating Activities Before Securities Trading that we consider to be related to our operating activities (for example, capital spending). As a result, our operating cash flow measure provides investors with a more relevant measure of the cash generated by our operations.

     Managed Leverage. Slide 18 and pages 9 through 12 of the appendix to Exhibit 99.8 and slides 2, 3 and 13 of Exhibit 99.9 discuss Ford Credit’s leverage (i.e., debt-to-equity ratio) on both a financial statement and managed basis. Financial statement leverage is the most directly comparable financial measure calculated and presented in accordance with GAAP to our non-GAAP managed leverage financial measure. The appendix (pages 9 through 12 of 14) to Exhibit 99.8 also contains a reconciliation of Ford Credit’s non-GAAP managed leverage measure to its financial statement leverage. These slides indicate that Ford Credit’s financial statement and managed leverage at September 30, 2003 were 12.0 and 12.7 to 1, respectively. Slide 18 of Exhibit 99.8 and slide 2 of Exhibit 99.9 indicate that Ford Credit has a milestone to maintain managed leverage in the low end of 13-14 to 1 range. We believe that the use of the non-GAAP managed leverage measure, which is the result of several adjustments to Ford Credit’s financial statement leverage, is useful to our investors because it reflects the way Ford Credit manages its business. Ford Credit retains interests in receivables sold in off-balance sheet securitization transactions, and, with respect to subordinated retained interests, has credit risk. Accordingly, it considers securitization as an alternative source of funding and evaluates credit losses, receivables and leverage on a managed as well as a financial statement basis. As a result, the managed leverage measure provides our investors with meaningful information regarding management’s decision-making processes.

     In calculating its managed leverage ratio, Ford Credit adds the total amount of receivables sold in securitizations, net of retained interests, to its debt. It also deducts cash and cash equivalents because these generally correspond to excess debt beyond the amount required to support Ford Credit’s financing operations. It adds minority interests to equity because all of the debt of such consolidated entities is included in total debt. It excludes the impact of Statement of Financial Accounting Standards No. 133 in both the numerator and the denominator in order to exclude the interim effects of changes in market rates because Ford Credit generally repays its debt funding obligations as they mature.

     Loss-to-Receivables Ratio. The appendix (page 9 of 14) to Exhibit 99.8 and slides 3 and 4 of Exhibit 99.9 discuss Ford Credit’s loss to receivables ratios on an “on-balance sheet” and a managed basis. The appendix (page 9 of 14) to Exhibit 99.8 and slides 3 and 4 of Exhibit 99.9 indicate that Ford Credit’s total on-balance sheet credit loss ratio was 1.52% (including credit losses on reacquired receivables) and was 1.40% (excluding credit losses on reacquired receivables) in the third quarter of 2003. Slide 4 of Exhibit 99.9 indicates that Ford Credit’s on-balance sheet credit loss ratio for its U.S. retail and lease segment was 1.80% (including credit losses on reacquired receivables) and was 1.59% (excluding credit losses on reacquired receivables) for the same period. A loss-to-receivables ratio equals net credit losses divided by the average amount of net receivables outstanding for the period. The receivables that were reacquired in the second quarter of 2003 are those of FCAR Owner Trust (“FCAR”), an entity integral to a Ford Credit asset-backed commercial paper program. FCAR was consolidated for financial statement purposes with Ford Credit in the second quarter of 2003. The financial measure that is most directly comparable to these loss-to-receivables ratios and that is calculated and presented in accordance with GAAP is the on-balance sheet credit loss ratio excluding losses on the reacquired FCAR receivables, which GAAP-based ratio is disclosed in a footnote to the slides referred to above. We believe that the use of the non-GAAP on-balance sheet credit loss ratio is useful to our investors because it provides a more complete representation of our actual on-balance sheet credit loss experience.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY

(Registrant)

Date: October 16, 2003	By:	/s/Kathryn S. Lamping

Kathryn S. Lamping
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News Release dated October 16, 2003

Exhibit 99.2	Sector Statement of Income

Exhibit 99.3	Consolidated Statement of Income

Exhibit 99.4	Sector Balance Sheet

Exhibit 99.5	Consolidated Balance Sheet

Exhibit 99.6	Condensed Sector Statement of Cash Flows

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows

Exhibit 99.8	Investor Presentation

Exhibit 99.9	Fixed Income Presentation